Morgan Stanley Universal Institutional Funds, Inc. -
Core Plus Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Aercap Ireland Capital Ltd.
3.750% due 5/15/2019
Purchase/Trade Date:	  5/8/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $360,000
Percentage of Offering Purchased by Fund: 0.033
Percentage of Fund's Total Assets: 0.20
Brokers:  UBS Investment Bank, Citigroup, Barclays,
BofA Merrill Lynch, Credit Agricole CIB, Credit Suisse,
Deutsche Bank Securities, Goldman, Sachs & Co., JP
Morgan, Morgan Stanley, RBC Capital Markets, RBS,
Guggenheim Securities, KKR
Purchased from: UBS SW
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  ACE INA Holdings Inc. 3.350%
due 5/15/2024
Purchase/Trade Date:	  5/21/2014
Offering Price of Shares: $99.850
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: 0.050
Percentage of Fund's Total Assets: 0.20
Brokers: ANZ Securities, Mitsubishi UFJ Securities,
Wells Fargo Securities, HSBC, ING, Lloyds Securities,
BNY Mellon Capital Markets, LLC, Standard Chartered
Bank, Citigroup, Barclays, BofA Merrill Lynch,
Deutsche Bank Securities, Goldman, Sachs & Co., JP
Morgan, Morgan Stanley, RBC Capital Markets, RBS
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Johnson Controls Inc. 3.625% due
7/2/2024
Purchase/Trade Date:	 6/10/2014
Offering Price of Shares: $99.948
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $85,000
Percentage of Offering Purchased by Fund: 0.017
Percentage of Fund's Total Assets: 0.05
Brokers: BofA Merrill Lynch, Goldman, Sachs & Co.,
Barclays, Citigroup, Wells Fargo Securities, ING, JP
Morgan, Mitsubishi UFJ Securities, TD Securities, US
Bancorp, Banca IMI, COMMERZBANK, Credit
Agricole CIB, Danske Markets Inc., Morgan Stanley,
RBS, Standard Chartered Bank, UniCredit Capital
Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Johnson Controls Inc. 4.950% due
7/2/2064
Purchase/Trade Date:	 6/10/2014
Offering Price of Shares: $99.794
Total Amount of Offering: $450,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.033
Percentage of Fund's Total Assets: 0.08
Brokers: BofA Merrill Lynch, Goldman, Sachs & Co.,
Barclays, Citigroup, Wells Fargo Securities, ING, JP
Morgan, Mitsubishi UFJ Securities, TD Securities, US
Bancorp, Banca IMI, COMMERZBANK, Credit
Agricole CIB, Danske Markets Inc., Morgan Stanley,
RBS, Standard Chartered Bank, UniCredit Capital
Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Credit Suisse Group AG 6.250%
due 12/31/2049
Purchase/Trade Date:	 6/11/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.008
Percentage of Fund's Total Assets: 0.11
Brokers: Credit Suisse, Banca IMI, BBVA, Credit
Agricole CIB, HSBC, ING, RBC Capital Markets,
Santander, UniCredit Bank, Wells Fargo Securities,
ANZ, Barclays, BB Securities, BMO Capital Markets,
BNP PARIBAS, BNY Mellon Capital Markets, LLC,
Bradesco BBI, Capital One Securities, Citigroup,
COMMERZBANK, Commonwealth Bank of Australia,
Danske Bank, DBS Bank Ltd., Espirito Santo Investment
Bank, Fifth Third Securities, Lloyds Bank, Millennium bcp, Morgan Stanley, nabSecurities, LLC, Natixis,
Rabobank International, SEB, Standard Chartered Bank,
SunTrust Robinson Humphrey, Swedbank AB, TD
Securities, United Overseas Bank Limited, US Bancorp
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.